Exhibit 8.1

List of subsidiary companies

At 31 December 2011

The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 35 to the 2011 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

Company and country of incorporation	Principal activities	Class of shares held	Proportion of class held	Group interest
			%	%
Australia
Australian Coal Holdings Pty Limited	Holding company	‘A’ Class	100	100
		Ordinary shares	100	100
Argyle Diamonds Limited	Holding company	Class A shares	100	100
		Class B shares	100	100
Hamersley Holdings Limited	Holding company	Ordinary shares	100	100
Kelian Pty Limited	Holding company	Ordinary shares	100	100
North IOC Holdings Pty Limited	Holding company	Ordinary shares	100	100
North Limited	Holding company	Ordinary shares	100	100
Pacific Aluminium Pty Limited	Holding company	Ordinary shares	100	100
Peko-Wallsend Pty Limited	Holding company	Ordinary shares	100	100
Rio Tinto (Commercial Paper) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Investments One Pty Limited	Holding company	Ordinary shares	100	100
Rio Tinto Investments Two Pty Limited	Holding company	Ordinary shares	100	100

Bermuda
North IOC (Bermuda) Holdings Limited	Holding company	Ordinary shares of BMD 1.00 each	100	100
North IOC (Bermuda) Limited	Holding company	Ordinary shares of BMD 1.00 each	100	100
QIT Madagascar Minerals Ltd.	Holding company	Ordinary shares of USD 1.00 each	100	100
QIT Madagascar Minerals Ltd et Compagnie	Holding company	Ordinary shares of USD 10.00 each	99	100

Canada
Rio Tinto Canada Inc	Holding company	Class B shares no par value	100	100
		Class C shares no par value	100	100
		Class D shares no par value	100	100
Rio Tinto Finance Canada Inc.	Finance company	Ordinary shares	100	100

Namibia
Skeleton Coast Diamonds Limited	Holding company	Shares of NAD 2.00 each	100	100

Netherlands
Rio Tinto Eastern Investments BV	Holding company	Shares of EUR 454.00 each	100	100
Rio Tinto Holdings BV	Holding company	Shares of EUR 454.00 each	100	100
Rio Tinto Investments Holdings BV	Holding company	Shares of EUR 454.00 each	100	100

South Africa
Palabora Holdings Ltd.	Holding company	Shares of ZAR 1.00 each	58	58
Rio Tinto South Africa Limited	Holding company	Shares of ZAR 1.00 each	100	100

United Kingdom
Rio Tinto Finance Holdings Limited	Finance company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto European Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Finance plc	Finance company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto International Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Investments Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Minerals Development Limited	Holding company	Ordinary shares of GBP 0.25 each	100	100
Rio Tinto Namibian Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Overseas Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Western Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
		Preference shares of AUD 100.00 each	100	100
		Preference shares of USD 90.00 each	100	100

United States of America
Kennecott Holdings Corporation	Holding company	Common shares of USD 0.01 each	100	100
Rio Tinto America Holdings Inc.	Holding company	Common shares of USD 0.01 each	100	100
Rio Tinto America Inc.	Holding company	Common shares of USD 100.00 each	100	100
US Borax Holdings Inc.	Holding company	Common shares of USD 0.01 each	100	100